                                 EXHIBIT 10.11

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This Revolving Credit and Term Loan Agreement is dated as of July 15, 1997, between NATIONAL ENVIRONMENTAL SERVICE CO., an Oklahoma corporation ("Borrower"), and BANK OF OKLAHOMA, N.A., a national banking association ("Bank").

                                   RECITALS

     A. Subject to the terms and conditions set forth below, Bank has agreed to make the following loans to Borrower: (i) a $500,000 term loan ("$500,000 Term Loan"), and (ii) a $2,500,000 revolving line of credit ("$2,500,000 Revolving Line").

     For valuable consideration received, it is agreed as follows:

     1.   DEFINED TERMS: As used in this Agreement, the following terms have the
          -------------
following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa).

          1:1.    Accounting Terms: All accounting terms not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.9, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

          1.2. "Affiliate" means any Person: (i) which directly or indirectly
                ---------
controls, or is controlled by, or is under common control with, Borrower, (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of Borrower, or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          1.3. "Agreement" means this Revolving Credit and Term Loan
                ---------
Agreement, as amended, supplemented, or modified from time to time.

          1.4. "Base Rate" means a fluctuating interest rate per annum as in
                ---------
effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance), by The Chase Manhattan Bank, N.A., located at New York, New York ("Rate Bank"), as its base rate or general reference rate. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Base Rate, then the Base Rate shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the reasonable judgment of Bank, most effectively approximates the initial definition of the "Base Rate."

          1.5. "Borrowing Base" means, at any date of determination thereof, the
                --------------
sum of eighty percent (80%) of Borrower's Qualified Receivables at such date, plus fifty percent (50%) of Borrower's Qualified Inventory at such date, plus
----                                                                     ----
fifty percent (50%) of Borrower's Qualified Equipment at such date, plus
                                                                    ----
seventy-five per cent (75%) of the appraisal value of the Mortgaged Property, as determined by Bank based upon the most recent information relating thereto provided to Bank pursuant to Section 2.2.

          1.6. "Borrowing Base Certificate" means each certificate from Borrower
                --------------------------
to Bank relating to the Borrowing Base, substantially in the form of Schedule
                                                                     --------
"1.6" hereto.
-----

          1.7. "Borrowing Resolutions" means certified Resolutions from the
                ---------------------
Secretary of Borrower, in form and content as set forth on Schedule "1.7"
                                                           --------------
attached hereto.

          1.8. "Business Day" means any day other than a Saturday, Sunday, or
                ------------
other day on which commercial banks in Oklahoma are authorized or required to close under the laws of the State of Oklahoma

          1.9. "Capital Lease" means all leases which have been or should be
                -------------
capitalized on the books of the lessee in accordance with GAAP.

          1.10. "Certificates of Good Standing" means a Certificate of Good
                 -----------------------------
Standing issued by the Secretary of State of incorporation for the Borrower and each Guarantor and such other states in which Borrower and each Guarantor does business and is required to domesticate or otherwise register, indicating that Borrower and each Guarantor is in good standing with the laws of such state(s).

          1.11. "Code" means the Internal Revenue Code of 1986, as amended from
                 ----
time to time, and the regulations and published interpretations thereof

          1.12. "Collateral" means all property in which Bank is intended to
                 ----------
have a security interest, as described in Section 3.

          1.13. "Commitment" means the Bank's obligation to make loans to the
                  ----------
Borrower pursuant to this Agreement.

          1.14. "Unused Portion Fee" means the amount payable by the Borrower to
                 -------------------
the Bank from the date hereof to the Termination Date, computed at a rate equal to one-eighth of one percent (1/8%) per annum on the average daily amount of the unused portion of the $2,500,000 Revolving Line payable quarterly on the first day of each April, July, October and January and on the Termination Date or such earlier date as the $2,500,000 Revolving Commitment shall terminate as provided herein, commencing October 1, 1997.

          1.15. "Commonly Controlled Entity" means an entity, whether or not
                 --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

          1.16. "Debt" means, including but not limited to: (i) indebtedness or
                 ----
liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (ix) obligations secured by any Liens, whether or not the obligations have been assumed.

          1.17. "Debt Service Coverage Ratio"' shall mean the ratio of (i) EBIDTA for the most recent four (4) consecutive fiscal quarters of Borrower, to
(ii) Borrower's Debt Service Requirement for the same four (4) consecutive fiscal quarters. NOTWITHSTANDING, the ratio calculation shall commence with the quarter ending June 30, 1997 ("Beginning Quarter"), and be based solely upon the Beginning Quarter performance, for each quarter thereafter, said ratio shall be based upon only the quarters including and subsequent to the Beginning Quarter until June 30, 1998, at which time the ratio shall be calculated going forward on the most recent four (4) consecutive quarters.

          1.18.  "Debt Service Requirement" shall mean the sum of (i) interest
                  ------------------------
expense (whether paid or accrued and including interest attributable to Capital Leases), (ii) scheduled principal payments on borrowed money, and (iii) capital expenditures, all determined without duplication and in accordance with GAAP, consistently applied.

          1.19. "EBIDTA" shall mean net income plus (i) interest expense, (ii)
                 ------
depreciation, depletion, obsolescence and amortization of property (iii) capitalized lease expense, and (iv) tax expense, all determined in accordance with generally accepted accounting principles, consistently applied, and for a particular period.

          1.20. "ERISA" means the Employee Retirement Income Security Act of
                 -----
1974, as amended from time to time, and the regulations and published interpretations thereof.

          1.21.  "Eligible Government Contracts" means contracts that are fully
                  -----------------------------
performed to the extent of outstanding invoices, and binding between Borrower and any Government entity in which Bank has a first and prior lien and either
(i) for all contracts executed or renewed after the date of this agreement if such government contract is assignable, and is valued at $500,000 or more, the Bank shall receive an enforceable, direct assignment of proceeds into the appropriate Borrower lockbox with Bank or (ii) contracts for which the receivables are not outstanding more than two hundred forty (240) days.

          1.22.  "$2,500,000 Loan Fee" means a fee equal to 1% of the
                  -------------------
$2,500,000 Revolving Line, or $25,000.

          1.23.  "$500,000 Term Note" shall mean the $500,000 Promissory Note
                  ------------------
in form and content as set forth on Schedule "1.23" attached hereto.
                                    ---------------

          1.24.  "GAAP" means generally accepted accounting principles in the
                  ----
United States, applied on a consistent basis.

          1.25.  "Guarantors" means, separately and collectively, ALBERT A.
                   ----------
MCCUTCHAN and EDDY PATTERSON.

          1.26.  "Guaranty Agreements" means the separate Guaranty Agreements
                  --------------------
executed by each of the Guarantors, in form and content as set forth on Schedules "1.26-A," and "1.26-B" hereto.
--------------------------------

          1.27.  "Initial Default" means any of the events specified in Section
                  ---------------
9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          1.28.  "Letter of Credit" means any letter of credit issued pursuant
                  ----------------
to Sections 2.2 and 2.3, for which, when issued, a Letter of Credit Fee should be paid.

          1.29.  "Letter of Credit Fee" means a fee of one and one-half percent
                  --------------------
(1.5%) per annum on the face amount of any Letter of Credit issued or renewed after the date hereof.

          1.30.  "Lien" means any mortgage, pledge, hypothecation, assignment,
                  ----
deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.)

          1.31.  "Loan" means advances under the $2,500,000 Revolving Line or
                  ----
the $500,000 Term Loan.

          1.32.  "Loan Documents"' means this Agreement, the Notes, the Security
                  ---------------
Agreement, the UCC-1 Financing Statement and all other instruments, documents or agreements required under this Agreement.

          1.33.  "Matured Default" means any of the events specified in Section
                  --------------
9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          1.34.  "Mortgage" means a first and prior Real Estate Deed of Trust
                  --------
and Security Agreement in favor of Bank on the Mortgaged Property, in form and content substantially as set forth on Schedule "1.34" hereto.
                                      ---------------

          1.35.  "Mortgaged Property" means the property set forth on Schedule
                  ------------------                                  --------
"1.35" hereto.
------

          1.36.  "Mortgage Related Documents" means, with regard to each of the
                  --------------------------
Mortgaged Property:

                (i) a title opinion or title insurance commitment prior to the Closing, and final opinion or policy within twenty (20) days of the Closing to Bank, evidencing only those exceptions acceptable to Bank;

                (ii) an appraisal on the Mortgaged Property, in form and content satisfactory to Bank, evidencing an aggregate minimum value reasonably acceptable to Bank;

                (iii) a Phase I Environmental Audit from an auditor and in form and content acceptable to Bank; and

                (iv) evidence that flood insurance is not required of Bank.

          1.37. "Multiemployer Plan" means a Plan described in Section 4001
                 ------------------
(a)(3) of ERISA.

          1.38.  "Notes" means, separately and collectively, the $500,00 Term
                  -----
Note and the $2,500,000 Line Note.

          1.39.  "Obligations" means the Obligations defined in Section 3.
                  -----------

          1.40.  "Opinion of Borrower's Counsel" means a legal opinion from
                  -----------------------------
each Borrower's legal counsel including without limitation, the opinions relating to each Borrower and this loan transaction as set forth on Schedule
                                                                    --------
"1.40" attached hereto.
------

          1.41.  "PBGC" means the Pension Benefit Guaranty Corporation or any
                  ----
entity succeeding to any or all of its functions under ERISA.

          1.42.  "Permitted Liens" means, as to Borrower and all Subsidiaries:
                  ---------------

                 (l)  Liens in favor of the Bank;

                 (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable or, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                 (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                 (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                 (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                 (6) The liens described on Schedule "1.42(6);"
                                            -------------------

                 (7) Judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively bonded, stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                 (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

                 (9) Purchase-money liens on any property hereafter acquired or the assumption of any lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:
                                                  -------------


                      (a) Any property subject to any of the foregoing is
                 acquired by the Borrower or any subsidiary in the ordinary course of its business; and

                      (b) Each such lien shall attach only to the property so
                 acquired and fixed improvements thereon.

          1.43.  "Person" means an individual, partnership, corporation,
                  ------
business trust, joint stock company, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          1.44.  "Plan" means any pension plan which is covered by Title IV of
                  ----
ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          1.45.  "Principal Office" means the Bank's main office located at
                  ----------------
Seven East Second Street, Tulsa, Oklahoma, 74172.

          1.46.  "Prohibited Transaction" means any transaction set forth in
                  ----------------------
Section 406 of ERISA or Section 4975 of the Code.

          1.47.  "Qualified Equipment" means the equipment and machinery of
                  -------------------
Borrower not subject to any Lien or adverse claim, that is acceptable to Bank in its sole discretion, less obsolete or unused equipment.
                     ----

          1.48.  "Qualified Inventory" means the amount of inventory of NATIONAL
                  -------------------
ENVIRONMENTAL SERVICE COMPANY located in the United States of America that is not subject to any Lien or adverse claim and that conforms to the representations and warranties contained in this Agreement and that is acceptable to the Bank in its sole discretion, less any packaging materials and
                                               ----
supplies, damaged or unsalvageable goods returned or rejected by its customers, goods to be returned to its suppliers, goods in transit to third parties (other than its agent or warehouses) and goods out at contractors, and less any
                                                                ----
reserves required by the Bank in its sole discretion for special order goods, market value declines and bill and hold (deferred shipment) sales.

          1.49.  "Qualified Receivables" means and includes only accounts
                  ---------------------
receivable of Borrower which meet the following specifications at the time they came into existence and continue to meet the same until collected in full.

                 1.49.1. The account is due and payable. No account shall be outstanding for more than ninety (90) days from the date of the applicable invoice, excluding Bank Approved Account Debtors (defined below).

                 1.49.2. The account arose from a bona fide outright sale of goods previously made or from the performance of services, but not from leasing, and the applicable Borrower has possession of or has delivered to Bank shipping and delivering receipts evidencing shipment of the goods or, if representing services, the services have been fully performed for the respective account debtor.

                 1.49.3. The account is not subject to any assignment, claim, lien or security interest of any character or subject to any attachment, levy, garnishment or other judicial process, except the security interest of Bank.

                 1.49.4. The account is not subject to any claim for credit, setoff, allowance, adjustment by the account debtor or counterclaim, and no Borrower has received any notice of any such claim for credit, setoff, allowance, adjustment or counterclaim from or on behalf of the account debtor.

                 1.49.5. The account arose in the ordinary course of each Borrower's business and no notice of the bankruptcy, insolvency or adverse change in the financial condition of the account debtor has been received by any Borrower or Bank.

                 1.49.6. Bank has not previously notified any Borrower that the account or the account debtor is or has become unsatisfactory, based upon reasonable credit standards, or the account debtor has been adjudicated bankrupt or is subject to a similar proceeding.

                 1.49.7. The account is not evidenced by a judgment, an instrument or chattel paper.

                 1.49.8. The account debtor is not a governmental entity or a foreign (i.e., residing or incorporated in or organized under a jurisdiction outside the United States) person or company and is not a parent, subsidiary, officer, employee, director, agent or Affiliate of any Borrower, and the account debtor and any Borrower do not have common shareholders, officers or directors; provided that Bank specifically excludes any Bank Approved Account Debtor from this subsection.

                 1.49.9. All receivables of one account debtor shall become ineligible if more than 10% of such receivables are over ninety (90) days past due from the invoice.

                 1.49.10. The account debtor (excluding any Bank Approved Account Debtor) cannot exceed 20% of the total accounts receivable, and any amounts over 20% will be excluded from the Borrowing Base unless specifically waived in writing in each instance by Bank in its sole discretion.

                 1.49.11. With regard only to Sections l.49.1, 1.49.9 and 1.49.10, the term "Bank Approved Account Debtor" means an express written designation given by Bank in its discretion as to an account debtor. Borrower shall submit a proposed list of account debtors to Bank, which list must be accompanied by such information relating to the proposed account debtor as Bank may reasonably require. Bank shall advise Borrower whether any or all of the proposed account debtors has been designated as a Bank Approved Account Debtor. Any such designation shall be effective only for the contract specific work, and any designation by Bank shall have no relevance with regard to subsequent designations. The initially approved Bank Approved Account Debtors are the Eligible Government Contracts.

          1.50. "Reportable Event" means any of the events set forth in Section
                 ----------------
4043 of ERISA.

          1.51.  "Security Agreement" means the Security Agreement and other
                  ------------------
Collateral documents described in Section 3.

          1.52.  "Subsidiaries" means, separately and collectively, Fuel
                  ------------
Recovery Systems, Inc., and any other corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

          1.53. "$2,500,000 Line Note" shall mean the $2,500,000 Promissory Note
                 --------------------
in form and content as set forth on Schedule "1.53" attached hereto.
                                    ---------------

          1.54.  "Termination Date" means July 30, 1998.
                  ----------------

          1.55.  "UCC" shall mean the Uniform Commercial Code of the State of
                  ---
Oklahoma.

          1.56.  "UCC-1 Chattel Check" means a UCC Information and/or Copy
                  -------------------
Request as to Borrower from the Chattel Records Division of the Oklahoma County Clerk, and from any other office deemed necessary or advisable by Bank, which chattel checks must evidence no conflicting security interests, except the Permitted Liens.

          1.57.  "UCC-1 Financing Statement" means a financing statement in form
                  -------------------------
and content substantially as set forth on Schedule "1.57" attached hereto,
                                          ---------------
which will be filed with the appropriate office and shall evidence perfection of a first and prior security interest in the collateral described in the Security Agreements in favor of Bank, except for the Permitted Liens.

2.        AMOUNT AND TERMS OF THE LOANS.
          -----------------------------

          2.l. $500,000 Term Loan. Subject to the terms and conditions of this
               ------------------
Agreement, the Bank agrees to loan Borrower $500,000, to be further evidenced by the $500,000 Term Note. The purpose of the advance under the $500,000 Term Note is to enable Borrower to refinance existing indebtedness.

          2.2. $2,500,000 Revolving Line. Subject to the terms and conditions of
                ------------------------
this Agreement, and so long as no Initial Default or Matured Default has occurred, Bank agrees to loan to Borrower (by advancing funds or issuing Letters of Credit in amounts not to exceed $2,500,000 in the aggregate), as Borrower may request from time to time on or before the maturity of the $2,500,000 Line Note, provided that the aggregate outstanding principal amount of advances at any time
--------
outstanding shall not exceed the lesser of (i) $2,500,000 or (ii) the Borrowing Base. Such Borrowing Base shall be computed on a monthly basis, and Borrower agrees to provide Bank on the 20th day of each month with regard to the immediately preceding month all information requested in connection therewith, including without limitation a the Borrowing Base Certificate. In the event Bank shall make advances in excess of the formula set forth above, any such advance shall, nevertheless, be secured by all Collateral. In the event outstanding advances with respect to Qualified Receivables or Qualified Inventory fail to comply with such formula, by reason of any accounts receivable or inventory ceasing to be so qualified, for whatever reason, then Borrower shall immediately notify Bank of such situation and shall, within five (5) Business Days of the imbalance, either (i) reduce the amount of the outstanding balances to bring such amounts within the formulas prescribed, or (ii) provide additional Qualified Receivable or Qualified Inventory, without any additional advance being made by Bank with respect thereto, necessary to comply with the formulas required herein. Within the limits set forth in this Section 2.2, Borrower may borrow, repay and reborrow at any one time and from time to time.

          2.3.  Notice and Manner of Borrowing. The Borrower shall give the Bank
                ------------------------------
at least one (1) Business Day's notice of any Loans under this Agreement, specifying the date and amount thereof. Such notice shall be in writing or via telephone (with voice verification by the appropriate officer), no later than 10:00 am. (Tulsa time) on the date of such Loan and upon fulfillment of the applicable conditions, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the following account with the Bank Account: Account styled Citizens Bank of Tulsa for further credit to National Environmental Service Co.

3.     SECURITY. As security for any and all indebtedness, obligations or
       --------
liabilities of every kind and description of Borrower to Bank, including without limitation, all advances and Loans evidenced by the Notes, and any other advances or loans made pursuant to this Agreement or any other instrument, document, agreement executed and/or delivered by Borrower to Bank in connection herewith, including any extensions, renewals or changes in form of any of the Notes, and any other obligations or liabilities now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, howsoever created or obtained (separately and collectively, the "Obligations"), Borrower grants to Bank the following liens and security interests and also agrees as follows:

          3.1. A first and prior security interest in all accounts, inventory, general intangibles and chattel paper of Borrower, whether now owned or acquired, howsoever arising or wheresoever located, and equipment, whether now owned or hereafter acquired, and (i) not currently pledged for a Permitted Lien or (ii) equipment subsequently pledged as purchase money security interests, not to exceed $150,000 in aggregate, annually, all as evidenced by the Security Agreement set forth on Schedule "3.1" attached hereto.
         --------------

          3.2. A first and prior mortgage lien against the Mortgaged Property, as evidenced by the Mortgage.

          3.3.  All proceeds and products of the foregoing.

          3.4. Borrower also agrees to execute and deliver all financing statements or other instruments, documents or agreements required by Bank in order to effectuate the intent of the parties in connection herewith, including without limitation documents necessary for proper perfection as deemed necessary and/or advisable by Bank and legal counsel.

4. CONDITIONS PRECEDENT.
   --------------------

          4.1.  Closing. The closing shall occur when all conditions described
                -------
in this Section 4.1 have been satisfied.

                4.1.1. Borrower shall execute and/or deliver to Bank the following:

                A. This Agreement;

                B. Borrowing Resolutions;

                C. Certificates of Good Standing;

                D. $2,500,000 Line Note;

                E. $500,000 Term Note;

                F. Opinion of Borrower's Counsel;

                G. Security Agreement;

                H. Guaranty Agreement (McCutchan);

                I. Guaranty Agreement (Patterson);

                J. Chattel Check;

                K. Financing Statement;

                L. Mortgage;

                M. Mortgage Related Documents;

                N. $2,500,000 Revolving Line Fee;

                O. completion of all schedules to this Agreement;

                P. Any other instruments, documents or agreements reasonably requested by Bank in connection herewith.

                4.1.2. The following statements shall be true and correct.

          A. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct; and

          B. No Initial Default or Matured Default has occurred and is continuing or will occur as a result of the execution, delivery and/or performance by Borrower under any of the Loan Documents.

          4.1.3. The Bank shall have received such other approvals, opinions, instruments, documents and/or agreements which it may reason ably request.

5.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Bank
    ------------------------------
that:

    5.1.  Incorporation, Good Standing, and Due Qualification.  Borrower is a
          ---------------------------------------------------
corporation duly incorporated, validly existing, and in good standing under the laws of the State in which it is incorporated; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

    5.2.  Corporate Power and Authority. The execution, delivery, and
          -----------------------------
performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders which has not been given; (2) contravene Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower;
(4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; or (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

    5.3.  Legally Enforceable Agreement. This Agreement is, and each of the
          -----------------------------
other Loan documents when delivered under this Agreement will be legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors, rights generally.

    5.4.  Financial Statements. The balance sheet of Borrower as of March 31,
          --------------------
1997, the related statements of income and retained earnings of Borrower for the twelve (12) months then ended, are complete and correct and fairly present the financial condition of Borrower at such dates and the results of the operations of Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since March 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business or operations of Borrower. There are no liabilities of Borrower, fixed or contingent, which are material but not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 1997. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

    5.5.  Labor Disputes and Acts of God. Neither the business nor the
          ------------------------------
properties of Borrower is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), materially adversely affecting such business or the operation of Borrower.

    5.6.  Other Agreements. Borrower is not a party to indenture, loan, or
          ----------------
credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could have a material adverse effect on the business, properties, assets, operations, or condition, financial or otherwise, of Borrower or the ability of Borrower to carry out its obligations under the Loan Documents. Borrower is not in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     5.7. Litigation. There is no pending or threatened action or proceeding
          ----------
against or affecting Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents. Any litigation which does exist is set forth in detail satisfactory to Bank on Schedule "5.7" hereto, but Borrower represents to Bank that such litigation
--------------
does not violate this Section 5.7.

     5.8. Ownership and Liens. Borrower has title to, or valid leasehold
          -------------------
interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 5.4, and none of, the properties and assets owned by Borrower, and none of its leasehold interests, are subject to any lien, except the Permitted Liens.

     5.9. ERISA. Borrower is in compliance in all material respects with all
          -----
applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA, and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

     5.10.  Operation of Business. Borrower possesses all licenses, permits,
            ---------------------
franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of, any valid rights of others with respect to any of the foregoing.

     5.11.  Taxes. Borrower has filed all tax returns (federal, state and local)
            -----
required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

     5.12.  Debt. Schedule "5.12" is a complete and correct list of all credit
            --------------------
agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower is in any manner directly or contingently obligated, and the maximum principal or face amounts of the debt in question, which are outstanding and which can be outstanding, are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule. With regard to any guaranty or other contingent obligation of Borrower, Borrower shall promptly notify Bank in the event any such obligation becomes non-contingent.

     5.13.  Environment. Borrower has duly complied with, and its business,
            -----------
operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates and approvals relating to (1) air emmissions; (2) discharges to surface or groundwater; (3) noise emmissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal or toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. Borrower has not received notice of, nor to its best knowledge knows of or suspects, facts which might constitute any violations of any federal, state or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities. To Borrower's best knowledge, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, or any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Borrower is free of all such toxic or hazardous substances or wastes. Except as disclosed in writing to Bank, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emmissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emmissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Borrower has no indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup or disposal).

6.   AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or the Bank
     ---------------------
shall have any Commitment under this Agreement, Borrower will comply with the following:

     6.1. Maintenance of Existence. Preserve and maintain its corporate
          ------------------------
existence and good standing in the states in which it does business, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     6.2. Maintenance of Records. Keep adequate records and books of account, in
          ----------------------
which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

     6.3. Maintenance of Properties. Maintain, keep, and preserve all of its
          -------------------------
properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     6.4. Lockbox. Upon the request of Bank, Borrower shall establish and
          -------
maintain a lockbox in Bank pursuant to an agreement in form and substance satisfactory to Bank which shall provide, in part, that: (a) Borrower shall deposit all checks and other instruments with respect to its notes, chattel paper or accounts receivable in the form received by them in the lockbox, (b) unless otherwise directed by Bank, Borrower shall direct its debtors and customers to make all payments in respect to their accounts receivable directly to the lockbox at Bank, NOTWITHSTANDING, Borrower may receive payments directly for job receivables less than $5,000, (c) Bank shall deposit all items received by it to accounts designated by the Bank for the Borrower, provided no Matured Default shall have occurred and be continuing, and (d) if a Matured Default shall have occurred and be continuing, all such payments may be applied to the Indebtedness, at such times and in such order as Bank may elect.

     6.5. Conduct of Business. Continue to engage in an efficient and economical
          -------------------
manner in a business of the same general type as conducted by it on the date of this Agreement.

     6.6. Maintenance of Insurance. Borrower will keep or cause to be kept
          ------------------------
adequately insured by financially sound and reputable insurers its plant, equipment, motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. Upon demand by the Bank, any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Bank as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Bank, and to provide for any other matters which the Bank may reasonably require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrower shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability ,including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage the contractually independent contractors), worker's compensation, products liability and automobile liability.

     6.7. Compliance with Laws. Comply in all material respects with all
          --------------------
applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

     6.8. Right of Inspection. At any reasonable time and from time to time, and
          -------------------
following twenty-four (24) hours prior written notice, permit the Bank or any agent or representative thereof, to reasonably examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of its officers and directors and Borrower's independent accountants. Bank contemplates conducting at least semi-annual field audits of the Borrower's property.

     6.9. Reporting Requirements. Furnish to Bank:
          ----------------------

          6.9.1.  Quarterly 10-Q Reports. As soon as available and in any event
                  ----------------------
     within forty-five (45) days after the end of each fiscal quarter of Borrower, Borrower shall deliver to Bank the l0-Q Report and all related schedules of Borrower as of the end of such quarter, all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to normal year end audit adjustments).

          6.9.2.  Annual Financial Statements. As soon as available and in any
                  ---------------------------
     event within ninety (90) days after the end of each fiscal year of Borrower, commencing with the fiscal year ending December 31, 1997, balance sheets of Borrower as of the end of such fiscal year, statements of income and retained earnings of Borrower for such fiscal year, and statements of cash flow of Borrower for such fiscal year, with explanatory footnotes in sufficient detail acceptable to the Bank, and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the statements accompanied by an unqualified opinion thereon acceptable to the Bank by independent accountants selected by Borrower and acceptable to the Bank:

          6.9.3.  Monthly Aging Reports. As soon as available and in any event
                  ---------------------
     within twenty (20) days of each month end, aging reports for all accounts receivable and accounts payable in a form consistently applied and acceptable to the Bank;

          6.9.4.  Management Letters.  Promptly upon receipt thereof, copies of
                  ------------------
     any reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants;

          6.9.5.  Certificate of No Default. Within forty-five (45) days after
                  -------------------------
     the end of each of the quarters of each fiscal year of Borrower a certificate of the chief financial officer of Borrower (a) certifying that to the best of his knowledge no Initial Default or Matured Default has occurred and is continuing, or if an Initial Default or Matured Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in
     Section 8.;

           6.9.6.   Notice of Litigation. Promptly after the commencement
                    --------------------
     thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower, which, if determined adversely to Borrower, could have material adverse effect on the financial condition, properties, or operations of Borrower;

           6.9.7.   Notice of Initial Defaults and Matured Defaults. As soon as
                    -----------------------------------------------
     possible and in any event within five (5) days after the occurrence of each Initial Default or Matured Default, a written notice setting forth the details of such Initial Default or Matured Default and the action which is proposed to be taken by the Borrower with respect thereto;

           6.9.8.   ERISA Reports. As soon as possible, and in any event within
                    -------------
     thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any commonly controlled Entity, and promptly but in any event within two
     (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five
     (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

           6.9.9.   Reports to Other Creditors. Promptly after the furnishing
                    --------------------------
     thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.;

           6.9.10.  Proxy Statements, etc. Promptly after the sending or filing
                    ---------------------
     thereof, copies of all proxy statements, financial statements, and reports which each Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

           6.9.11.  General Information. Such other information respecting the
                    -------------------
     condition or operations, financial or otherwise; of Borrower as the Bank may from tune to time reasonably request.

     6.10. Environment. Be and remain in material compliance with the provisions
           -----------
of all federal, state, and local environmental, health and safety laws; codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; promptly contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at Borrower's expense, provide a report of a qualified governmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been connected.

7.   NEGATIVE COVENANTS. So long as any Notes shall remain unpaid or the Bank
     ------------------
shall have any Commitment under this Agreement or any letter of credit issued in connection herewith, Borrower will not:

     7.1.  Negative Pledge. Create, incur, permit or suffer to exist any Liens
           ---------------
upon any of its assets or properties, now owned or hereafter acquired, except or the Permitted Liens.

     7.2.  Debt. Create, incur, assume, or suffer to exist any Debt, except:
           ----                                                      ------

                (1) Indebtedness arising out of this Agreement;

                (2) Purchase money indebtedness not to exceed $150,000 in the aggregate for any given fiscal year;

                (3) Current liabilities for taxes and assessments incurred in the ordinary course of business;

                (4) Indebtedness in respect of current accounts payable or accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, provided that all such
                                                  --------
     liabilities, accounts and claims shall be paid within ninety (90) days of the due date or discharged in conformity with customary trade terms or approved by the Bank;

                (5) Debt described in Schedule "5.12" but no voluntary
                                      ---------------
     prepayment, renewals, extensions, or refinancings which in aggregate exceed $25,000 annually thereof; and

                (6) Unsecured non-Bank Debt in addition to the debt described in Schedule "5.12" not to exceed $50,000 for the Borrower in the aggregate in
     ---------------
     any given fiscal year, without prior Bank approval.

     7.3. Mergers, etc. Wind up, liquidate or dissolve itself, reorganize, merge
          ------------
or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

     7.4. Leases. Without Bank's prior written consent, create, incur, assume,
          ------
or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except (1) leases existing on the date of this Agreement and any extensions or renewals thereof and (2) leases (other than Capital Leases) which do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower is required to pay under the terms of any lease) in any fiscal year of Borrower in excess of Fifty Thousand and no/100ths Dollars ($50,000). Bank agrees not to unreasonably withhold its consent and will endeavor to respond within ten (10) days to Borrower's request therefor.

     7.5. Sale and Leaseback. Sell, transfer, or otherwise dispose of any real
          ------------------
or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     7.6. Dividends. Declare or pay any dividends; or purchase, redeem, retire,
          ---------
or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any distribution by reduction of capital or otherwise in respect of any shares of its capital stock, NOTWITHSTANDING, Borrower may declare or pay dividends upon Bank's review of the 1997 fiscal year-end financial statements and if Borrower in Bank's sole discretion and determination is in complete compliance with all representations and warranties of this Agreement.

     7.7. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose
          --------------
of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock, receivables, and leasehold interests), except: (1) inventory disposed of or leased in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) treasury stock.

     7.8. Guaranties, etc. Assume, guaranty, endorse, or otherwise be or become
          ---------------
directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital net worth, or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business.

        7.9  Transactions with Affiliates. Enter into any transaction,
             ----------------------------
including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of each Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

8.      FINANCIAL COVENANTS. So long as any Notes shall remain unpaid or the
        -------------------
Bank shall have any Commitment under this Agreeement, Borrower shall comply with the following on a consolidated basis:

        8.1  Leverage Ratio. Maintain at all times a ratio of total liabilities
             --------------
to tangible net worth of not greater than 2 to 1.

        8.2  Fiscal Year. Not change its fiscal year end.
             -----------

        8.3  Current Ratio. Maintain at all times a ratio of current assets to
             -------------
current liabilities of not less than 1.1 to 1.

        8.4  Debt Service Coverage Ratio. Maintain at all times a Debt Service
             ---------------------------
Coverage Ratio not less than 1.2 to 1.

        8.5  Capital Expenditures. Not make expenditures for fixed or capital
             --------------------
assets if, after giving effect thereto, the aggregate of all such expenditures would exceed $500,000 during any fiscal year of the Borrower.

9.      EVENTS OF DEFAULT.
        -----------------

        9.1  Events of Default. If any of the following events shall occur:
             -----------------

             (1) Borrower shall fail to pay the principal of, or interest on, the Notes, or any amount of a commitment or other fee within five (5) days as and when due and payable.

             (2) Any representation or warrant made or deemed made by Borrower in this Agreement or the Security agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

             (3) Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or any Loan Documents;

             (4) Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Notes) or any interest or premium thereon, when due (whether by schedule maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part required to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of any applicable notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly schedule required prepayment), prior to the stated maturity thereof;

          (5) Borrower or any Guarantor (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more.

          (6) One or more judgments, decrees, or orders for the payment of money in excess of Fifty Thousand and no/100ths Dollars ($50,000.00) in the aggregate shall be rendered against Borrower, and such judgments, decrees, or order shall continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          (7) The collateral documents shall at any time after their execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Collateral documents; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Collateral documents, or Borrower shall fail to perform any of its obligations under the Collateral documents; or the Guaranty Agreements are declared null and void, or the validity or enforceability thereof shall be contested, or liability thereunder is denied;

          (8) Any of the following events shall occur or exist with respect to any Borrower and any commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plans shall occur; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty, or other liability which in the aggregate may exceed Fifty Thousand and no/100ths Dollars ($50,000.00); or

          (9) If the Bank receives its first notice of a hazardous discharge or an environmental complaint from a source other than Borrower, and the Bank does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from any Borrower within twenty-four (24) hours of the time the Bank first receives said notice from a source other than any Borrower; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against Borrower and/or its assets, equipment, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five (5) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's satisfaction that the Borrower has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order, or other appropriate relief preventing such agency or agencies form asserting such claim, which relief is granted within ten
        (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Bank and the agency or entity asserting the claim to secure to the proper and complete cure or correction of the event which constitutes the basis for the claim.

        In any such event, the Bank may, (a) declare its obligation to make loans to be terminated, whereupon the same shall forthwith terminate; and/or (b) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, where upon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Additionally, the Bank is hereby authorized at any time and from time to time, without further notice to Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Notes or other Loan Documents, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Notes or such other Loan document and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have, in this Agreement, any other loan document or at law or equity, including without limitation the right to accelerate the Notes upon the occurrence of a Matured Default.

10.     MISCELLANEOUS.
        -------------

        10.1 Amendments, etc. No amendment, modification, termination, or waiver
             ---------------
of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        10.2 Notices, etc. All notices and other communications provided for
             ------------
under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmission) and mailed or transmitted or delivered.

        If to the Borrower:

        NATIONAL ENVIRONMENTAL SERVICE COMPANY
        12331 East 60th Street
        Tulsa, Oklahoma 74135
        Attn: Eddy Patterson

        If to Bank:

        BANK OF OKLAHOMA, N.A.
        P.O. Box 2300
        Tulsa, Oklahoma 74192
        Attn: Kevin M. Lackner

or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 10.2. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails addressed as aforesaid, except that notices for advances to the Bank pursuant to the provisions of (S) 2.4 shall not be effective until received by the Bank.

        10.3  No Waiver. No failure or delay on the part of the Bank in
              ---------
exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

          10.4. Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
     inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

          10.5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand
                -------------------------
     all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and initial administration of the Loan Documents, including without limitation the fees of Riggs, Abney, Neal, Turpen, Orbison & Lewis, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank, incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The borrower also agrees to pay all such costs, expenses and fees, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes (but not mortgage registration taxes where local law prohibits Borrower from doing so) and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

         10.6. Integration. This Agreement and the Loan Documents contain the
               -----------
     entire agreement between the parties relating to the subject matter hereof and supercede all prior and contemporaneous oral statements and writings with respect thereto.

         10.7. Indemnity. The Borrower hereby agrees to defend, indemnify, and
               ---------
     hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower, its predecessors in interest, or third parties with whom they have a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

          10.8. Governing Law. This Agreement and the Notes shall be governed
                -------------
     by, and construed in accordance with, the laws of the State of Oklahoma.

          10.9. Severability of Provisions. Any provision of any Loan Documents
                -------------------------
     which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          10.10. Headings. Article and Section headings in the Loan Documents
                 --------
     are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

          10.11. Conflicts. To the extent any conflict exists under any of the
                 ---------
     Loan Documents, this Credit Agreement shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        "Borrower"

                                        NATIONAL ENVIRONMENTAL SERVICE CO.


                                        By /s/ Eddy Patterson
                                          --------------------------------------
                                        Name Eddy Patterson
                                            ------------------------------------
                                        Title President
                                             -----------------------------------

                                        "Bank"

                                        BANK OF OKLAHOMA, N.A.


                                        By /s/ Kevin M. Lackner
                                          --------------------------------------
                                          Kevin M. Lackner, Vice President

                                PROMISSORY NOTE


$2,500,000                                                         July 15, 1997
                                                                 Tulsa, Oklahoma


     FOR VALUE RECEIVED, the undersigned, NATIONAL ENVIRONMENTAL SERVICE COMPANY ("Maker"), promises to pay to the order of BANK OF OKLAHOMA, N.A. ("Lender"), at its offices in Tulsa, Oklahoma, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO\100THS DOLLARS ($2,500,000) or, if less, the aggregate sum of advances made by Lender to Maker under the Revolving Credit and Term Loan Agreement between Maker and Lender of even date herewith, payable as follows:

     a.   Principal.  Principal shall be payable on July 31, 1998.
          ---------

     b.   Interest.  Interest shall be payable on the first day of each month,
          --------
          commencing the first day of August, 1997, and at maturity. Interest shall accrue on the principal balance outstanding hereunder and on any past due interest hereunder at a rate at all times equal to the Prime Rate (defined below), plus one and one-half percent (1.5%) per annum.

If any payment shall be due on a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding banking day and interest shall accrue to such day. All interest due hereon shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

     Such installment payments are to be applied first to the payment of interest on the principal balance from time to time remaining unpaid at the aforesaid rate, and any balance shall be used to reduce the principal balance; except that if any advances made by the holder hereof under the terms of any instrument, document or agreement executed by Maker in connection herewith have not been repaid, any monies received may, at the option of holder, be applied first to repay such advances and interest thereon, and the balance, if any, applied to any installment then due. Any prepayments shall be applied to installments in the inverse order of occurrence.

     "Prime Rate" shall mean a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance), by The Chase Manhantan Bank, N.A. at New York, New York ("Rate Bank"), as its base rate or general reference rate. Each change in the Prime Rate (or any component thereof) shall become effective hereunder without notice to Maker (which notice is hereby expressly waived by Maker), on the effective date of each such change. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Prime Rate, then the Prime Rate used during the remaining term of this Note shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the reasonable judgment of Bank, most effectively approximates the initial definition of the "Prime Rate." Maker acknowledges that Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Prime Rate. The rate of interest payable upon the indebtedness evidenced by this Note shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

     From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given for the benefit of the holder in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made when due, or if any default occurs under any loan agreement or under the provisions of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. Interest from the date of default on such principal balance and on any past due interest hereunder shall accrue at the rate of five percent (5%) per annum above the nondefault interest rate accruing hereunder. The Maker and any endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder and without notice to the Maker or any endorser, guarantor or surety. Maker and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Note and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.

     Upon the occurrence of any default hereunder, Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by Lender in any capacity to the Maker or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of Maker to Lender all money owed by Lender in any capacity to Maker; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Lender subsequently thereto.

     The holder of this Note may collect a late charge not to exceed an amount equal to five percent (5%) of the amount of any payment which is not paid within ten (10) days from the due date thereof, for the purposes of covering the extra expenses involved in handling delinquent payments. This late charge provision shall not be applicable in the event the holder hereof, at its option, elects to receive interest at the increased rate as provided hereunder in the event of default.

     This Note is given for an actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma.



                                        NATIONAL ENVIRONMENTAL SERVICE
                                        COMPANY



                                        By        /s/Eddy Patterson
                                          --------------------------------------
                                        Name         Eddy Patterson
                                            ------------------------------------
                                        Title        President
                                             -----------------------------------

                                PROMISSORY NOTE

$500,000                                                           July 15, 1997
                                                                 Tulsa, Oklahoma


     FOR VALUE RECEIVED, the undersigned, NATIONAL ENVIRONMENTAL SERVICE COMPANY ("Maker"), promises to pay to the order of BANK OF OKLAHOMA, N.A. ("Lender"), at its offices in Tulsa, Oklahoma, the principal sum of FIVE HUNDRED THOUSAND AND NO\100THS, respectively ($500,000), payable as follows:

     a.   Principal and Interest.  Principal and interest shall be payable in
          ----------------------
          thirty-six (36) consecutive and substantially equal installments on the first day of each month, commencing the first day of August, 1997, with each installment through July 31, 1998, equal to $10,623.52. On each July 31 thereafter, until maturity, the installment amount shall be adjusted by Lender to fully amortize the loan given the then current interest rate. The adjusted installment shall be due and payable until the following July 31, and the last installment due July 31, 2000, shall equal the remaining balance of principal and interest hereunder. Interest shall accrue on the principal balance outstanding hereunder and on any past due interest hereunder at a rate at all times equal to the Prime Rate (defined below), plus one and one-half percent (1.5%) per annum.

If any payment shall be due on a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding banking day and interest shall accrue to such day. All interest due hereon shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

     Such installment payments are to be applied first to the payment of interest on the principal balance from time to time remaining unpaid at the aforesaid rate, and any balance shall be used to reduce the principal balance; except that if any advances made by the holder hereof under the terms of any instrument, document or agreement executed by Maker in connection herewith have not been repaid, any monies received may, at the option of holder, be applied first to repay such advances and interest thereon, and the balance, if any, applied to any installment then due. Any prepayments shall be applied to installments in the inverse order of occurrence.

     "Prime Rate" shall mean a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance), by The Chase Manhattan Bank, N.A., at New York, New York ("Rate Bank"), as its base rate or general reference rate. Each change in the Prime Rate (or any component thereof) shall become effective hereunder without notice to Maker (which notice is hereby expressly waived by Maker), on the effective date of each such change. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Prime Rate, then the Prime Rate used during the remaining term of this Note shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the reasonable judgment of Bank, most effectively approximates the initial definition of the "Prime Rate." Maker acknowledges that Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Prime Rate. The rate of interest payable upon the indebtedness evidenced by this Note shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial instituting upon which said check, draft or other instrument or item is drawn.

     From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given for the benefit of the holder in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made when due, or if any default occurs under any loan agreement or under the provision of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. Interest from the date of default on such principal balance and on any past due interest hereunder shall accrue at the rate of five percent (5%) per annum above the nondefault interest rate accruing hereunder. The Maker and any endorsers, guarantors and sureties hereby severally waive protest, presentment, demand and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder and without notice to the Maker or any endorser, guarantor or surety. Maker and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Notice and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.

     Upon the occurrence of any default hereunder, Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by Lender in any capacity to the Maker or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of Maker to Lender all money owed by Lender in any capacity to Maker; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Lender subsequently thereto.

     The holder of this Note may collect a late charge not to exceed an amount equal to five percent (5%) of the amount of any payment which is not paid within ten (10) days from the due date thereof, for the purposes of covering the extra expenses involved in handling delinquent payments. This late charge provision shall not be applicable in the event the holder hereof, at its option, elects to receive interest at the increased rate as provided hereunder in the event of default.

     This Note is given for an actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma.


                                        NATIONAL ENVIRONMENTAL SERVICE
                                        COMPANY


                                        By       /s/ Eddy Patterson
                                          --------------------------------------

                                        Name         Eddy Patterson
                                            ------------------------------------

                                        Title        President
                                             -----------------------------------

                              SECURITY AGREEMENT

                     (Inventory, Accounts and Intangibles)


     NATIONAL ENVIRONMENTAL SERVICES CO., an Oklahoma corporation, whose mailing address is 12331 East 60th Street, Tulsa, Oklahoma (hereinafter called "Debtor"), does hereby grant to BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association with banking quarters at Bank of Oklahoma Tower, 7 East 2nd Street, Tulsa, Oklahoma 74172 (hereinafter called "Bank" or "Secured Party"), a security interest in the following (hereinafter called "Collateral"):


                                   RECITALS

     A. All of Debtor's inventory of goods, merchandise, supplies, materials, raw materials, work in progress, finished goods, packaging and shipping materials and all other tangible personal property now owned or hereafter acquired and held for sale, demonstration or lease, furnished or to be furnished under contracts for services or consumed in the business of Debtor of every nature, whether now owned or hereafter acquired, and wheresoever situated.

     B. All of Debtor's accounts, contract rights, general intangibles, chattel paper, documents and instruments arising out of the sale of goods or products by Debtor or services rendered by Debtor (herein sometimes referred to as "Receivables"), whether now existing or hereafter acquired, however the same shall arise or be acquired, and all of Debtor's interest in goods or products in respect to which an account for goods sold or delivered has arisen, whether now existing or hereafter acquired.

     C. All of Debtor's machinery and equipment, now owned or hereafter acquired, unless financed and secured by a purchase money security interest ("PMSI") and the annual aggregate PMSI of Borrower is less than $150,000, and wheresoever situated.

     D. All money, proceeds and collections arising from or by virtue of the sale, lease or disposition of any part of the property described in Paragraphs A and B above ("Property"), including by way of explanation and not limitation all guarantees and other security therefor, all right, title and interest of Debtor in the Property which give rise thereto, including the right of stoppage in transit, all returned, rejected, rerouted or repossessed goods, the sale or lease of which shall have given rise to any Receivable or any instruments or chattel paper, or in the proceeds thereof.


                                   AGREEMENT

     1.   Obligations.  This security interest is given pursuant to and in
          -----------
connection with the Credit Agreement (defined below) and to collaterally secure and enforce the prompt, full and complete payment when due of all indebtedness, obligations and liabilities of any kind of Debtor now or hereafter owing to Bank, including, without limitation:

          (a) All sums payable by Debtor to the Bank under the $500,000 Note, and the $2,500,000 Note (separately and collectively, the "Notes") (including, without limitation, all principal, interest, attorneys' fees and reasonable expenses of collection), together with all renewals, extensions and changes in form of the Notes; said Notes being defined in the Revolving Credit and Term Loan Agreement dated July 15, 1997, and of even date herewith between Bank and Debtor (hereinafter called the "Credit Agreement").

          (b) All future advances and all other Obligations described in the Credit Agreement;

collectively called the "Obligations".

     2.   Representations and Warranties.  Debtor represents and warrants that:
          ------------------------------
(i) Debtor is the owner of the Collateral free and clear of all liens, encumbrances and security interests except those disclosed in writing to Bank which have been satisfactorily subordinated; (ii) no financing statements other than Bank's financing statements are on file covering any Collateral described in this Security Agreement except those disclosed in writing to Bank which have been satisfactorily subordinated; (iii) if inventory is represented or covered by documents of title, Debtor is the owner of the document free from all encumbrances and security interests other than this security interest; (iv) the Collateral is in good condition; (v) all information, certificates and statements given to Bank pursuant to this Security Agreement are true and complete when given; (vi) the chief place of business and Debtor's chief executive offices are located at 12331 East 60th Street, Tulsa, Oklahoma 74135;
(vii) the Receivables assigned to Bank are and will be genuine in all respects and not evidenced by a judgment; (viii) Debtor's records concerning Receivables are located at the address stated in (vi), above; such records will not be moved without Bank's prior written consent; (ix) all Receivables represent and will represent undisputed, bona fide transactions completed in accordance with the terms and provisions in the invoices and purchase orders relating thereto; (x) goods sold or transferred or services furnished giving rise to Receivables are not and shall not be subject to any lien, claim, encumbrance or security interest except the Security Interest created hereunder; and (xi) the execution and delivery of this Security Agreement and all instruments evidencing or pertaining to the Obligations, and Debtor's performance thereunder, have been duly authorized by Debtor's Board of Directors and shareholders (to the extent required) and will not violate or constitute a breach of the Articles of Incorporation or Bylaws of Debtor or any agreement, restriction, covenant or contract of any type unto which Debtor is a party or is bound or by which any property thereof is bound. The warranties contained in this Paragraph 2 shall be applicable to all Collateral now existing or hereafter arising and to all schedules of Receivables or other information furnished to Bank during the period the Obligations remain unpaid in whole or in part.

     3.   Debtor's Covenants.
          ------------------

     (a) So long as any part of the Obligations remain unpaid, Debtor shall (i) keep the Collateral properly sheltered and maintain the Collateral in good condition and repair and not permit its value to be impaired; (ii) keep the Collateral free from all liens, encumbrances and security interests (other than the security interest granted to Bank hereunder); (iii) defend the Collateral against all claims and legal proceedings by persons other than Bank; (iv) pay and discharge when due all taxes, levies, license fees and other charges upon the Collateral; (v) not sell, lease or otherwise dispose of any of the Collateral or permit the Collateral to become a fixture or an accession to other goods, except for selling or leasing inventory and assembling, manufacturing or fabricating products in the course of Debtor's business; (vi) not use or permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and (vii) with respect to the Collateral consisting of instruments and chattel papers, preserve rights in the Collateral against prior parties. Loss of or damage to any Collateral shall not release Debtor from any part of the Obligations.

     (b) Debtor shall keep the inventory, machinery and equipment and Bank's interest in the Collateral insured under policies naming the Bank as an additional insured, provide for thirty (30) days' notice to Bank prior to cancellation and contain such other provisions, for such amounts and by such insurers as may be required in the Credit Agreement, and shall furnish evidence of such insurance satisfactory to Bank. If requested by Bank, Debtor shall deposit such policies with Bank. Debtor hereby assigns (and directs any insurer to pay) to Bank the proceeds of all such insurance and any premium refund; and authorizes Bank to endorse in the name of Debtor any instrument for such proceeds or refunds. At the option of the Bank, Bank may apply proceeds of insurance to payment of Obligations, whether or not due, thereafter returning any excess to Debtor. At its option, Bank may apply any premium refund to the payment of Obligations if then due, the balance, if any, being returned to Debtor. Bank is hereby authorized, in the name of Debtor or otherwise, upon and during the continuance of an Event of Default, to make, adjust, settle claims under and/or cancel any insurance carried with respect to the Collateral.

     (c) Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Bank to preserve the Collateral or to establish, determine priority of, perfect, continue perfection, terminate and/or enforce the security interest or Bank's rights under this Security Agreement. Debtor shall, upon demand by Bank, promptly execute all such assignments, certificates, supplemental documents and financing statements as Bank may request from time to time with respect to the Collateral.

     (d) Debtor shall keep at the address set forth in the first paragraph of this Agreement accurate and complete records respecting the Collateral in such form as Bank may approve. At such times as Bank may require, Debtor shall furnish to Bank a statement certified by Debtor and in such form and containing such information as may be prescribed by Bank showing the current status and value of the Collateral.

     (e) At reasonable times, Bank may examine the Collateral and Debtor's records pertaining to the Collateral, wherever located, and make copies of such records. With respect to Receivables,

Debtor shall, upon request of Bank, furnish Bank copies of invoices issued by Debtor in connection with such Receivables assigned hereunder and shall make available to Bank, at any time and from time to time, upon request by Bank, any and all of Debtor's books, records, written memoranda, correspondence, shipping orders and all other instruments or writings in any way evidencing or relating to Receivables. Upon request by Bank, Debtor, at Debtor's own expense, shall furnish such witnesses as may be required by Bank in any proceedings relating to the Notes or the Collateral.

     (f) Except to the extent waived by Bank in writing at any time or from time to time, Debtor will execute alone or with Bank any financing statement or other document, or procure any document and pay all connected costs necessary to protect the security interest created under this Security Agreement against the rights or interests of third persons, including compliance with the Federal Assignment of Claims Act, in connection with any contracts entered into by debtors with the United States or any department, agency or instrumentality thereof.

     4.   Events of Default.  Any of the following events or conditions shall
          -----------------
constitute an "Event of Default":

          (a) Debtor's default in paying when due any indebtedness of the Debtor secured by this Security Agreement, either principal or interest.

          (b)  A default occurs under the Credit Agreement.

          (c) Debtor's failure to perform any of the obligations and covenants contained or referred to in this Security Agreement or the Credit Agreement.

          (d) Any warranty, representation or statement contained in this Security Agreement or made or furnished to Bank by any other agreement or to induce Bank to make a loan to Debtor proves to have been false in any material respect when made or furnished.

     5.   Bank's Rights and Remedies.
          --------------------------

     (a) This Security Agreement, Bank's rights hereunder or the Obligations hereby secured may be assigned from time to time and, in any such case, the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Bank, as the case may be.

     (b) Bank may, at its option, upon the occurrence of an Event of Default, notify account debtors or other obligors under documents or instruments to make payments directly to the Bank, and such account debtors or other obligors may rely solely upon this Security Agreement as authority for making such payments. Any payments so received by Bank may be applied to pay the Obligations secured hereunder.

     (c) Bank may execute, sign, endorse, transfer or deliver, in the name of Debtor, notes, checks, drafts or other instruments for the payment of money, and receipts, certificates of origin, certificates of title, applications for certificates of title or any other documents necessary to evidence, perfect or realize upon the security interests and obligations created or secured by this Security Agreement. This authority shall be considered a power coupled with an interest and shall be irrevocable until all such Obligations have been paid in full.

     (d) At its option, Bank may discharge taxes, liens or security interests or other encumbrances at any time granted or pledged against the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Bank on demand for any payment made or expense incurred by Bank pursuant to the foregoing authorization, plus interest thereon at the rate of one and one-half percent (1 1/2%) per month from the date or dates of expenditures by Bank until paid.

     (e) Upon the occurrence of an Event of Default, and at any times thereafter, Bank may declare all Obligations secured hereby immediately due and payable and shall, at its option, have the rights and remedies of a Secured Party under the Uniform Commercial Code of Oklahoma including, without limitation thereto, the right to sell or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose Debtor authorizes Bank to the fullest legal extent, which authorization may not be withdrawn while any Obligation secured hereunder remains unpaid, to enter at any time upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Bank may require Debtor to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Debtor and Bank. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. Debtor agrees to reimburse Bank for all expenses of retaking, holding, preparing for sale, selling or the like, which shall include Bank's reasonable attorneys' fees and legal expenses, plus interest thereon at the rate of one and one-half percent (1 1/2%) per month from the date such expenses are paid by Bank until reimbursed by Debtor. Debtor shall remain liable for any deficiency.

     (f) All proceeds from the collection or sale of the Collateral pursuant hereto, and all other monies received by the Bank hereunder or in any proceedings for the enforcement hereof, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

          First:  to the payment of all necessary costs and expenses incident to
          -----
     such sale or other disposition and the enforcement of this Security Agreement including, but not limited to, a reasonable compensation to the attorneys of the Bank;

          Second:  to the payment of the principal of and the interest on the
          ------
     Notes and any other indebtedness secured hereby, in such order as the Bank may elect, whether or not then due; and

          Third:  the remainder, if any, shall be paid to Debtor or to
          -----
     whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     (g) The requirement of sending reasonable notice shall be met if such notice is deposited in the United States Mails, certified or registered mail, postage prepaid, to either party at its respective address designated at the beginning of this Security Agreement (or at such other address of which Bank shall have received written notice expressly with respect to the sending of notices in connection with this Security Agreement) at least five (5) days before the action to be taken which is referred to in said notice.

     (h) Bank may remedy any default and may waive any default without waiving any other prior or subsequent default.

     (i) The remedies of Bank hereunder and under the Credit Agreement are cumulative, and the exercise of any one or more of the remedies provided for herein or therein shall not be construed as a waiver of any of the other remedies of Bank hereunder or thereunder or under any applicable law.

     6.   Unconditional Obligations of Debtor.  Anything herein contained shall
          -----------------------------------
not in any way limit or be construed as limiting the Bank in the collection of any note, item, sum or amount secured and to be secured hereby only out of the personal properties assigned hereby or out of the revenue, monies, proceeds, benefits and payments accruing and to accrue to Debtor under and by virtue of said Collateral, but it is expressly understood and provided that all such indebtedness and amounts secured and to be secured hereby are, and shall constitute, absolute and unconditional obligations of Debtor to pay to Bank the amount provided for in the Notes and the instruments had in connection therewith and all agreements had with reference thereto at the time and in the manner therein specified or provided.

     7.   Reassignment of Property.  Upon full and complete payment of all sums
          ------------------------
owing and to be owing by Debtor to Bank and all other indebtedness secured and to be secured hereby, together with all costs incurred in connection therewith, at the request and expense of Debtor, Bank will make, execute and deliver a release of its security interest and reassignment to Debtor of the personal properties assigned hereby and of the monies, revenues, proceeds, benefits and payments, if any, which may be owing thereon, but without covenant or warranty, however, of any kind or character, express or implied, and with the provision that Bank will not be required or called upon to refund or account for any payments properly made to it which have been or may be properly applied to any indebtedness secured or to be secured hereby.

     8.   Documentation.  Any and all other instruments had or to be had in
          -------------
connection with or as security for the payment of any indebtedness mentioned herein and secured or to be secured hereby, in law or in equity, shall be cumulative of one another and not exclusive.

     9.   No Liability.  To the extent not prohibited by applicable law, Debtor
          ------------
hereby absolves the Bank from all liability for any and all acts or omissions performed by it pursuant to this Security Agreement and the exercise of any rights and remedies hereunder, except for gross negligence and the willful misconduct of the Bank.

     10.  Governing Law.  This Security Agreement shall be deemed to be a
          -------------
contract made under and shall be construed in accordance with and governed by the laws of the State of Oklahoma, except to the extent that the laws of any other jurisdiction may govern the manner or procedure for the perfection, the effect of perfection or nonperfection or the enforcement of the security interest granted hereby.

     11.  Counterparts.  This Security Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

     WITNESS THE EXECUTION HEREOF, effective this 15th day of July, 1997.

                                    "Debtor"

                                    NATIONAL ENVIRONMENTAL
                                    SERVICE COMPANY


                                    By       /s/Eddy Patterson
                                      ------------------------------------------
                                    Name        Eddy Patterson
                                        ----------------------------------------
                                    Title       President
                                         ---------------------------------------

                               STATE OF OKLAHOMA
          UNIFORM COMMERCIAL CODE - FINANCING STATEMENT - FORM UCC-1


"Debtor"                                 "Secured Party"

NATIONAL ENVIRONMENTAL              BANK OF OKLAHOMA, NATIONAL
SERVICE COMPANY                     ASSOCIATION
12331 East 60th Street                   7 East 2nd Street
Tulsa, Oklahoma 74l46                    Tulsa, Oklahoma 74172


This Financing Statement covers the property described in Exhibit "A" attached
                                                          -----------
hereto.

File with:     Secretary of State, State of Oklahoma.


"Debtor"                                 "Secured Party"

NATIONAL ENVIRONMENTAL                   BANK OF OKLAHOMA, NATIONAL
SERVICE COMPANY                          ASSOCIATION

By    /s/Eddy Patterson                  By      /s/Kevin Lackner
  --------------------------------         -------------------------------------
Its      President                       Kevin Lackner, Vice President
   -------------------------------

                   EXHIBIT "A" TO UCC-1 FINANCING STATEMENT


     A. All of Debtor's inventory of goods, merchandise, supplies, materials, raw materials, work in progress, finished goods, packaging and shipping materials and all other tangible personal property now owned or hereafter acquired and held for sale, demonstration or lease, furnished or to be furnished under contracts for services or consumed in the business of Debtor of every nature, whether now owned or hereafter acquired, and wheresoever situated.

     B. All of Debtor's accounts, contract rights, general intangibles, chattel paper, documents and instruments arising out of the sale of goods or products by Debtor or services rendered by Debtor (herein sometimes referred to as "Receivables"), whether now existing or hereafter acquired, however the same shall arise or be acquired, and all of Debtor's interest in goods or products in respect to which an account for goods sold or delivered has arisen, whether now existing or hereafter acquired.

     C. All money, proceeds and collections arising from or by virtue of the sale, lease or disposition of any part of the property described in Paragraphs A and B above ("Property") including, by way of explanation and not limitation, all guarantees and other security therefor, all right, title and interest of Debtor in the Property which give rise thereto, including the right of stoppage in transit, all returned, rejected, rerouted or repossessed goods, the sale or lease of which shall have given rise to any Receivable or any instruments or chattel paper, or in the proceeds thereof.

     D. Debtor's now owned and after acquired machinery, equipment, fixtures and furniture; and

     E. All proceeds and replacements of any and all of the goods described in Paragraph D above, all of which are herein collectively called the "Collateral". The grant of a security interest in proceeds hereunder shall not, however, be construed to mean that Bank in any way consents to the sale or other disposition of any of the Collateral, in the absence of express written authorization by Bank in response to specific request by Debtor therefor.